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                                                                  Exhibit 4(A)-2

               CERTIFICATE OF CONVERSION TO LIMITED PARTNERSHIP
                                      OF
                    TEXAS EASTERN TRANSMISSION CORPORATION
                                      TO
                        TEXAS EASTERN TRANSMISSION, LP

     This Certificate of Conversion to Limited Partnership, dated as of April 16, 2001, is being duly executed and filed by Texas Eastern Transmission Corporation, a Delaware corporation (the "Corporation"), and Duke Energy Gas Transmission Services, LLC, as general partner of Texas Eastern Transmission, LP, a Delaware limited partnership (the "Limited Partnership"), to convert the Corporation to the Limited Partnership, under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101, et seq.) and the General
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Corporation Law of the State of Delaware (8 Del. C. (S) 101, et seq.) (the
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"GCL").

     1. The Corporation's name when it was originally incorporated was Texas Eastern Transmission Corporation. The Corporation's name immediately prior to the filing of this Certificate of Conversion to Limited Partnership was Texas Eastern Transmission Corporation.

     2. The Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on January 30, 1947, in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Partnership.

     3. The name of the Limited Partnership into which the Corporation shall be converted as set forth in its certificate of limited partnership is Texas Eastern Transmission, LP.

     4. The conversion of the Corporation to the Limited Partnership has been approved in accordance with the provisions of Sections 228 and 266 of the GCL.

     5. The conversion of the Corporation to the Limited Partnership shall be effective on April 16, 2001.
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IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Partnership as of the date first-above written.

TEXAS EASTERN TRANSMISSION                      TEXAS EASTERN
CORPORATION                                     TRANSMISSION, LP

                                                BY DUKE ENERGY GAS
                                                TRANSMISSION SERVICES, LLC
                                                General Partner

By:/s/ Robert B. Evans                          By:/s/ Dorothy M. Ables
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Name:  Robert B. Evans                          Name:  Dorothy M. Ables
Title: President                                Title: Senior Vice President and
                                                        Chief Financial Officer